AMENDMENT TO
                      NON-COMPETITION, CONFIDENTIALITY AND
                            NON-SOLICIATION AGREEMENT


            This  Agreement is entered  into  effective as of January 1, 1999 by
and  between  Lone  Star   Steakhouse  &  Saloon,   Inc.,  a  corporation   (the
"Corporation") and Jamie B. Coulter ("Director").

            WHEREAS,    the   Corporation   and   Director   entered   into   an
Non-Competition, Confidentiality and Non-Solicitation Agreement "Agreement" dated March 12, 1992; and

            WHEREAS, the parties hereto desire to enter into this Amendment setting forth the terms and conditions of the continued employment relationship of the Corporation and Director.

            NOW THEREFORE, it is agreed as follows:


1.          Section 5.1 of the Agreement  shall be deleted and the following new
Section 5.1 substituted therefore:

            5.1 Notices. All notices, requests, demands and other communications hereunder, including notice of termination by the Director under Section 5.1 of this Agreement must be in writing and shall be deemed to have been duly given upon receipt if delivered by hand, sent by telecopier or courier, and three (3) days after such communication is mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, to the other party.


2.          A new section, Section 6. shall be added as follows:

                                   SECTION 6.

            6.1 Change of Control. The Director shall have the right to terminate his employment hereunder, upon 10 days notice to the Corporation within three (3) years of Change of Control. For the purposes of this Agreement, a "Change of Control" means (i) the direct or indirect, sale, lease, exchange or other transfer of all or substantially all (50% or more) of the assets of the Corporation to any Person or Group of Persons other than an Affiliate or an entity controlled by an Affiliate, (ii) the merger, consolidation or other business combination of the Corporation with or into another corporation with the effect that the shareholders of the Corporation immediately prior to the business combination hold 50% or less of the combined voting power of the then outstanding securities of the surviving Person of such merger ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, (iii) the replacement of a majority of the Board of the



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Corporation  over  any  period  of two  years or less,  from the  directors  who constituted the Board of the Corporation at the beginning of such period, and such replacement(s) shall not have been approved by the Board of the Corporation as constituted at the beginning of such period, (iv) a Person or Group of Persons other than an Affiliate or an entity controlled by an Affiliate, shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of securities of the Corporation representing 50% or more of the combined voting power of the then outstanding securities of the
Corporation   ordinarily   (and  apart  from  rights   accruing   under  special
circumstances) having the right to vote in the election of directors. A transaction constituting a Change of Control shall be deemed to have occurred
upon  the  closing  of  the  transaction.   Notwithstanding  the  foregoing,   a
transaction shall not constitute a Change of Control under this Agreement if the transaction is approved by (i) at least a majority of the Board of the Corporation as constituted immediately prior to the transaction and (ii) Jamie
B. Coulter, the Chairman of the Board of the Corporation.

            For the purposes of this Agreement, an "Affiliate" of the Corporation shall mean any person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Corporation, including but not limited to the executive officer and directors of the Corporation.

            6.2 Termination of Non-Compete and Non-Solicitation. In the event the Director elects to terminate this Agreement in connection with a Change of Control under the terms of Section 6.1, the provisions of Section 2. Non-Competition and Section 4. Non-Solicitation shall be deemed to have expired and be of no further force or effect as of the date of termination of the Director.

3. Other than as hereby amended, the Agreement is hereby ratified and confirmed.


"CORPORATION"                              LONE STAR STEAKHOUSE
                                             & SALOON, INC.
            Attest

___________________________                By___________________________________
Gerald T. Aaron, Secretary                   John D. White, Executive Vice
                                               President and CFO


Witness                                    "DIRECTOR"


---------------------------                -------------------------------------
                                           Jamie B. Coulter